Exhibit 5.1

[Jones Day Letterhead]

September 3, 2013

Starbucks Corporation

2401 Utah Avenue South

Seattle, Washington 98134

Re:	Registration Statement on Form S-3 Filed by Starbucks Corporation

Ladies and Gentlemen:

We have acted as counsel for Starbucks Corporation, a Washington corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of its debt securities (the “Debt Securities”), in one or more series, as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Debt Securities are to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). In addition, the Debt Securities are to be issued under the Indenture, dated as of August 23, 2007 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Debt Securities thereunder); (ii) a prospectus supplement describing each series of Debt Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each series of Debt Securities will have been established in accordance with applicable law and the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and, as applicable, the Company’s Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”); (iv) the Company will issue and deliver the Debt Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Company to issue, offer and sell the Debt Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Debt Securities are offered or sold by the Company; and (vi) all Debt Securities will be issued in compliance with applicable federal and state securities laws.

Starbucks Corporation

September 3, 2013

We have further assumed that: (i) the Trustee has authorized, executed and delivered the Indenture and that the Indenture is the valid, binding and enforceable obligation of the Trustee; (ii) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and/or the Trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

In rendering the opinion set forth above, we have assumed that: (i) the Company is a corporation existing and in good standing under the laws of the State of Washington, (ii) the Debt Securities and the Indenture have been, or will be, (A) authorized by all necessary corporate action of the Company and (B) executed and delivered by the Company under the laws of the State of Washington and (iii) the execution, delivery, performance and compliance with the terms and provisions of the Indenture and the Debt Securities by the Company does not and will not violate or conflict with the laws of the State of Washington or the terms and provisions of the Articles of Incorporation or Bylaws.

The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day